September 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Oppenheimer Trinity Large Cap Growth Fund (formerly Oppenheimer Large Cap Growth Fund)
                  Reg. No. 333-44545/File No. 811-8613
                  Written Representation of Counsel

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Trinity Large Cap Growth Fund (the "Fund") and pursuant to Paragraph  (b)(4) of
Rule 485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in connection  with the Amendment on
Form  N-1A  which  is  Post-Effective  Amendment  No.  9 to the 1933  Act  Registration  Statement  of the Fund and
Amendment  No.  13 to its  Registration  Statement  under the  Investment  Company  Act of 1940,  as  amended,  the undersigned  counsel,  who prepared or reviewed such Amendment,  hereby  represents to the  Commission,  for filing with such Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Sincerely,

/s/ Philip T. Masterson
--------------------------
Philip T. Masterson
Vice President and Assistant Counsel
(303) 768-2486

775_RepLetter(Sept02).doc